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                                 EXHIBIT 10.1


                                PROMISSORY NOTE


 $144,896.00                   Tulsa, Oklahoma           Dated: June 28, 1996

     SIX MONTHS & EIGHT DAYS after date (Maturity 1-5-1997), for value received, National Environmental Service Company promises to pay to the order of McCutchan-Patterson Partnership ONE HUNDRED FORTY FOUR THOUSAND EIGHT HUNDRED NINETY SIX and no/100 DOLLARS ($144,896.00) at 12331 East 60th Street, Tulsa, Oklahoma 74146 without defalcation or discount with interest at the rate of 9.5% percent, per annum, payable as follows:

     Interest of ONE THOUSAND ONE HUNDRED FORTY SEVEN and 09/100 DOLLARS ($1,147.09)each month, payable monthly beginning July 28, 1996 and on the 28th of each month thereafter, and a final payment of interest and principal of ONE HUNDRED FORTY FIVE THOUSAND ONE HUNDRED NINETY SEVEN and 68/100 DOLLARS ($145,197.68) on January 5, 1997.

     Should any interest or principal not be paid when due, it shall bear interest at the rate of 9.5 percent, per annum, until paid. The principals, endorsers, sureties and guarantors of this note hereby severally waive presentment and demand of payment, notice of non-payment, protest and notice of protest, and extension of time of payment. If this note is not paid when due and is collected by an attorney or by suit, principals, sureties and endorsers agree to pay a reasonable attorney's fee for the collection of same.


                              NATIONAL ENVIRONMENTAL SERVICE
                              COMPANY

                              /s/Larry G. Johnson
                              _______________________________________________
                              Larry G. Johnson, Vice President and Secretary-
                                               Treasurer